UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2021

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Tower Place, 9th Floor

South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2021, CareDx, Inc. (the “Company”) appointed Ankur Dhingra, age 45, as the Company’s Chief Financial Officer, effective March 25, 2021. Upon commencement of his appointment, Mr. Dhingra will assume the duties of the Company’s principal financial officer and principal accounting officer until his successor is duly appointed and qualified, or until his earlier death, resignation or removal. Upon commencement of Mr. Dhingra’s employment with the Company, Marcel Konrad, who is currently serving as Interim Chief Financial Officer, will resume his role as Vice President, Corporate Controller. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Dhingra.

Prior to joining the Company, Mr. Dhingra served the last 18 years at Agilent Technologies, Inc., a provider of analytical and diagnostics tools and services, in a number of finance and business leadership positions, including Vice President – Investor Relations, from January 2019 to March 2021, and Vice President – Group CFO, Life Sciences and Applied Markets, from May 2015 to December 2019. Mr. Dhingra also sits on Advisory Board of Arcus Lending Inc., an independent mortgage banker. Mr. Dhingra is a Certified Public Accountant and a member of the Institute of Chartered Accountants of India.

In connection with his appointment, Mr. Dhingra and the Company entered into an offer letter, effective March 25, 2021 (the “Dhingra Offer Letter”). Pursuant to the Offer Letter, Mr. Dhingra’s annualized salary will be $400,000, and he will be eligible to receive an annual performance bonus of up to 60% of his base salary for fiscal year 2021. His salary and performance bonus percentage may be adjusted in the future at the discretion of the Compensation Committee of the Company’s Board of Directors. Mr. Dhingra’s employment is on an “at will” basis.

In connection with Mr. Dhingra’s appointment as the Company’s Chief Financial Officer, Mr. Dhingra will be granted an option to purchase 30,000 shares of the Company’s common stock (the “Option”), 14,500 restricted stock units (“RSUs”) and 2,500 performance restricted stock units (“PRSUs”) under the Company’s 2014 Equity Incentive Plan on March 25, 2021. The Option will vest, subject to Mr. Dhingra’s continued employment with the Company, 1/4th on the one year anniversary of the grant date, and 1/48th of the total number of shares subject to the Option will vest at the end of each calendar month thereafter. The RSUs will vest, subject to Mr. Dhingra’s continued employment with the Company, 1/4th on the one year anniversary of the grant date, and 1/4th of the total number of shares subject to the Option will vest each one year anniversary thereafter. The PRSUs will vest, subject to Mr. Dhingra’s continued employment with the Company, 50% on the two-year anniversary of the grant date, and 50% on the three-year anniversary of the grant date.

The Company also entered into the Company’s standard change of control agreement and indemnification agreement with Mr. Dhingra, in the forms filed by the Company as exhibits to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 3, 2014.

The foregoing description of the Dhingra Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Dhingra Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On March 11, 2021, the Company issued a press release announcing the appointment of Mr. Dhingra as the Company’s Chief Financial Officer. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated February 11, 2021, between CareDx, Inc. and Ankur Dhingra.

99.1	Press Release issued by CareDx, Inc., dated March 11, 2021.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2021	CAREDX, INC.

	By:	/s/ Reginald Seeto, MBBS
Reginald Seeto, MBBS
President and Chief Executive Officer